UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 10, 2023 (August 7, 2023)

Date of Report (Date of earliest event reported)

ABRI SPAC I, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40723	86-2861807
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9663 Santa Monica Blvd., No. 1091
Beverly Hills, CA 90210

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

(424) 732-1021

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Redeemable Warrant	ASPAU	The Nasdaq Stock Market LLC

Common Stock, par value $0.0001 per share	ASPA	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock for $11.50 per share	ASPAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As approved by its stockholders at the special meeting of stockholders held on August 7, 2023 (the “Special Meeting”), on August 9, 2023, Abri SPAC I, Inc. (the “Company” or “Abri”) entered into an amendment to the investment management trust agreement dated as of August 9, 2021, with Continental Stock Transfer & Trust Company, as amended on December 9, 2022 (the “Trust Amendment”). Pursuant to the Trust Amendment, the Company has the right to extend the time to complete a business combination from August 12, 2023 to February 12, 2024 with no additional payment to the Company’s trust account (the “Extension”).

The foregoing description of the Trust Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Trust Amendment, filed hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its stockholders at the Meeting on August 7, 2023, the Company filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on August 9, 2023 (the “Charter Amendment”), giving the Company the right to extend the date by which it has to complete a business combination to February 12, 2024.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 7, 2023, the Company held the Special Meeting. On July 12,2023, the record date for the Special Meeting, there were 2,980,450 shares of common stock entitled to be voted at the Special Meeting, 91% of which were represented in person or by proxy.

The final results for each of the matters submitted to a vote of Abri’s stockholders at the Special Meeting are as follows:

1.	Charter Amendment

Stockholders approved the proposal to amend the Company’s amended and restated certificate of incorporation, giving to give the Company the right to further extend the date by which it has to consummate a business combination until February 12, 2024, and to remove the net tangible asset requirement for the Company to have $5,000,001 in net tangible assets to complete a business combination. This proposal is referred to as the “Charter Amendment Proposal.” Adoption of the amendment required approval by the affirmative vote of at least 65% of the Company’s outstanding shares of common stock. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,498,171	215,331	15	0

2.	Trust Amendment

Stockholders approved the proposal to amend the Company’s investment management trust agreement, dated as of August 9, 2021 by and between the Company and Continental Stock Transfer & Trust Company to allow the Company to extend the time it has to complete a business to February 12, 2024 without depositing any additional payments into the trust account for the Extension. Adoption of the amendment required approval by the affirmative vote of at least 65% of the Company’s outstanding shares of common stock. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,498,180	215,331	6	0

Item 8.01. Other Events.

In connection with the stockholders’ vote at the Special Meeting of Stockholders held by Abri SPAC I, Inc. on August 7, 2023, 570,224 shares were tendered for redemption. As a result, approximately $6,055,325 (approximately $10.62 per share), after deducting allowable taxes, will be removed from the Company’s trust account to pay such holders. Following redemptions, the Company will have 682,148 public shares of common stock outstanding and approximately $7,243,869 shall remain in the trust account.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

1.1	Amendment to the investment management trust agreement, between Abri SPAC I, Inc. and Continental Stock Transfer & Trust Company dated August 9, 2023
3.1	Amendment to the Amended and Restated Certificate of Incorporation of Abri SPAC I, Inc., dated August 9, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2023	ABRI SPAC I, INC.

	By:	/s/ Jeffrey Tirman
	Name:	Jeffrey Tirman
	Title:	Chief Executive Officer

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